UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2009

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

SIGNATURES
Ex-10.1 2009 Equity Incentive Plan

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a), (b), (c), (d) and (f): Not applicable.

(e)           On June 2, 2009, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Caliper Life Sciences, Inc. (the “Company”), the Company’s stockholders approved the Caliper Life Sciences, Inc. 2009 Equity Incentive Plan (the “2009 Equity Plan”). A description of the material terms of the 2009 Equity Plan is set forth under the heading “Proposal 3 — Approval of the 2009 Equity Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2009 (the “Proxy Statement”), which description is incorporated by reference into this Item 5.02. The foregoing description of the 2009 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Equity Plan, a copy of which is included as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 8.01       Other Events

The Company’s stockholders also elected the following individuals at the Annual Meeting to serve as directors of the Company until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified: Ms. Kathryn Tunstall, Mr. E. Kevin Hrusovsky and Mr. David W. Carter.  The Company’s stockholders also ratified the Audit Committee’s selection of Ernst & Young LLP as auditors of the Company’s financial statements for the fiscal year ending December 31, 2009.

Item 9.01       Financial Statements and Exhibits.

(a), (b) and (c): Not applicable.

(d)           Exhibits

Exhibit
Number	Description of Document

10.1	2009 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed April 28, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

July 7, 2009	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and Chief Financial Officer